Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Variable Insurance Funds (Invesco Variable Insurance Funds):

We consent to the use of our report dated February 14, 2019 on the financial statements of Oppenheimer Discovery Mid Cap Growth Fund/VA, incorporated herein by reference.

    /s/ KPMG LLP

KPMG LLP

Denver, Colorado

January 24, 2020